Exhibit 10.40

EXECUTION COPY

AMENDMENT NO. 5

TO

SUBORDINATED CREDIT AGREEMENT

AMENDMENT NO. 5 TO SUBORDINATED CREDIT AGREEMENT, dated as of March 30, 2009 (this “Amendment”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), WELLS TIMBERLAND OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Wells Partnership”; Wells Partnership and Wells Timberland, each a “Borrower” and, collectively, the “Borrowers”), the various other Loan Parties that are parties hereto, the various financial institutions that are parties hereto (collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Subordinated Credit Agreement (the “Subordinated Credit Agreement”), dated as of October 9, 2007, as amended by that certain Amendment No. 1 to Subordinated Credit Agreement dated as of November 26, 2007, as further amended by that certain Amendment No. 2 to Subordinated Credit Agreement dated as of February 29, 2008, as further amended by that certain Amendment No. 3 to Subordinated Credit Agreement dated as of October 15, 2008, and as further amended by that certain Amendment No. 4 to Subordinated Credit Agreement (“Amendment No. 4”) dated as of December 18, 2008 (collectively, the “Existing Credit Agreement”) and, along with the other Loan Parties, as applicable, the other Loan Documents;

WHEREAS, the Borrowers have requested that, as of the Effective Date (as defined below), the Existing Credit Agreement be amended as herein provided, including the clarification of a scrivener’s error contained in Amendment No. 4; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Amendment as of the Effective Date.

“Amendment” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

“Wells Partnership” is defined in the preamble.

“Wells Timberland” is defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Amended Credit Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

SECTION 2.1. Additions to Section 1.1. The following new definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“Amendment No. 5 to Subordinated Credit Agreement” shall mean Amendment No. 5 to Subordinated Credit Agreement, dated as of March 30, 2009, among the parties to this Amendment.

“Permitted Sub-S Corporation Tax Distribution” shall mean a distribution payable to shareholders of WREF during any period in which WREF is and remains an “electing small business corporation” for the purposes of Subchapter S of the Code in an amount not to exceed the lesser of (i) taxes payable by such shareholders on account of their allocable shares of WREF’s taxable income or (ii) an aggregate of $15,000,000, with such aggregate amount increasing to $20,000,000 from and after January 1, 2010; provided that at the time such distribution is made (A) no Default or Event of Default has occurred and is continuing, (B) WREF is Solvent and (C) such distribution is permitted under applicable law.

“Sixth Principal Reduction Date” shall mean December 31, 2009.

“Term Loan Agreement” shall mean that certain Amended and Restated Loan Agreement, dated as of October 9, 2007, by and between WREF, the various Subsidiaries of WREF identified on the signature pages thereto and Wachovia, as amended, supplemented or otherwise modified from time to time.

“Term Loan Indebtedness” shall mean the Indebtedness incurred by WREF pursuant to the Term Loan Agreement.

“Wells 1031 Exchange Program” shall mean the program developed by Wells Capital and WREF to facilitate the completion of transactions complying with Section 1031 of the Code whereby Wells Capital and WREF formed a series of single-member limited liability companies for the purpose of acquiring income-producing commercial properties and facilitating the re-sale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons who are seeking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under the Code; provided that each of the properties acquired by such limited liability companies is financed by a combination of long-term financing and bridge financing obtained from institutional lenders.

SECTION 2.2. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended as follows:

(a) The definition of “Agreement” is amended and restated in its entirety to read as follows:

““Agreement” means this Subordinated Credit Agreement, as amended by Amendment No. 1 to Subordinated Credit Agreement, Amendment No. 2 to Subordinated Credit Agreement, Amendment No. 3 to Subordinated Credit Agreement, Amendment No. 4 to Subordinated Credit Agreement and Amendment No. 5 to Subordinated Credit Agreement.”

(b) The definition of “Fifth Principal Reduction Date” is amended and restated in its entirety to read as follows:

““Fifth Principal Reduction Date” means September 30, 2009.”

(c) The definition of “Fourth Principal Reduction Date” is amended and restated in its entirety to read as follows:

““Fourth Principal Reduction Date” means June 30, 2009.”

(d) The definition of “Stated Maturity Date” is amended and restated in its entirety to read as follows:

““Stated Maturity Date” means April 30, 2010.”

SECTION 2.3. Amendments to Section 3.1.2. Section 3.1.2 of the Existing Credit Agreement is amended as follows:

(a) Section 3.1.2(c4) is amended by deleting the phrase “twenty-five million dollars ($25,000,000)” and inserting “thirty million dollars ($30,000,000)” in lieu thereof.

(b) The following is added as new subsection 3.1.2(c5) immediately between Section 3.1.2 subsections (c4) and (d):

“(c5) A principal payment shall be made on the Sixth Principal Reduction Date in an amount which, when added to all previously made principal payments, reduces the aggregate outstanding principal balance of the Loans to an amount not greater than fifteen million dollars ($15,000,000);”

SECTION 2.4. Amendments to Section 7.2.2. Section 7.2.2 of the Existing Credit Agreement is amended as follows:

(a) Subsection 7.2.2(c) is amended by deleting the word “and” at the end of the subsection.

(b) Subsection 7.2.2(d) is amended by replacing the period at the end of the subsection with a semicolon and inserting the word “and” immediately after such semicolon.

(c) The following is added as new subsection 7.2.2(e) immediately after subsection 7.2.2(d):

“(e) with respect to WREF only, (i) purchase money Indebtedness not exceeding $500,000 in aggregate principal amount at any time outstanding incurred to purchase tangible fixed assets, provided that the amount of such Indebtedness shall not at any time exceed the purchase price of such assets, (ii) Indebtedness incurred in the Wells 1031 Exchange Program that is not recourse to WREF and (iii) the Term Loan Indebtedness.”.

SECTION 2.5. Amendments to Section 7.2.3. Section 7.2.3 of the Existing Credit Agreement is amended as follows:

(a) Subsection 7.2.3(e) is amended by deleting the word “and” at the end of the subsection.

(b) Subsection 7.2.3(f) is amended by replacing the period at the end of the subsection with a semicolon and inserting the word “and” immediately after such semicolon.

(c) The following is added as new subsection 7.2.3(g) immediately after subsection 7.2.3(f):

“(g) with respect to WREF only, (i) Liens securing the payment of purchase money Indebtedness not exceeding $500,000 in aggregate principal amount at any time outstanding incurred to purchase tangible fixed assets, provided that any such Lien does not secure more than the purchase price of such assets and does not encumber property other than the purchased assets, (ii) Liens arising out of operation of law and securing the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords, provided that the obligations secured by such Liens are not past due or are being diligently contested in good faith by appropriate proceedings that suspend enforcement of such, (iii) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security or similar laws, (iv) Liens granted in the Wells 1031 Exchange Program and (v) Liens not otherwise permitted by this Section 7.2.3 and described on Schedule 6.2 to the Term Loan Agreement.”.

SECTION 2.6. Amendments to Section 7.2.5. Section 7.2.5 of the Existing Credit Agreement is amended as follows:

(a) Subsection 7.2.5(a) is amended by replacing the word “and” immediately before clause (vii) of the subsection with a comma.

(b) Subsection 7.2.5(a) is amended by replacing the period at the end of the clause (vii) of the subsection the following:

“and (viii) Investments of WREF in any Subsidiary of WREF existing as of the date hereof.”.

(c) The following is added as new subsection 7.2.5(c) immediately after subsection 7.2.5(b):

“(c) Notwithstanding anything in this Section 7.2.5 to the contrary, WREF may (i) purchase direct obligations of the United States government, (ii) make deposits in commercial banking institutions, (iii) purchase commercial paper of any United States corporation having the highest rating then given by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, (iv) make advances to employees for business travel and other expenses incurred in the ordinary course of business that do not at any time exceed $250,000 in the aggregate, (v) make Investments in Subsidiaries of WREF formed as part of the Wells 1031 Exchange Program, (vi) make the $42,828,000 Investment in Wells REIT referred to in that certain Pledge Agreement dated as of October 9, 2007 by and between WREF, Wells Advisory and Wachovia, and (vii) other (A) Investments that do not at any time in the aggregate exceed $2,000,000, increasing to $2,500,000 from and after January 1, 2010 and (B) purchases of preferred stock of Wells REIT, provided that Wells REIT uses the total purchase price of such preferred stock to satisfy the Obligations with respect to Wells REIT.”.

SECTION 2.7. Amendment to Section 7.2.6. Section 7.2.6 of the Existing Credit Agreement is amended by inserting the phrase “(w) WREF may make Permitted Sub-S Corporation Distributions,” immediately before clause (x) of the section.

SECTION 2.8. Amendment to Section 7.2.8. Section 7.2.8 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Mergers, Asset Acquisitions, etc. No Borrower will or will permit any other Loan Party to (or agree to), liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or establish, purchase, lease or otherwise acquire (in each case in one transaction or a series of transactions) all or any part of the assets or Equity Interests of any Person (or of any division thereof), other than (a) the consummation of the Transaction, (b) Investments by the Borrowers and the other Loan Parties permitted by

Section 6.8 comprising the Equity Interests of Persons referred to therein, (c) transactions permitted by Section 7.2.5, (d) the acquisition of assets that (i) are to be utilized in the ordinary course of the business of the Borrowers in accordance with Section 7.2.1 and (ii) are from the amounts paid to the Borrowers pursuant to clause (a)(viii) of Section 9.3 of the Senior Credit Agreement, (e) subject to the other terms of this Agreement the purchase or lease of real property pursuant to an Unrestricted Timber Transaction and (f) with regard to WREF only, (i) the sale of inventory in the ordinary course of WREF’s business, (ii) the sale or transfer of assets by WREF as part of the Wells 1031 Exchange Program and (iii) the sale or transfer of assets or the discontinuance of a business line (in a single transaction or a series of transactions) by WREF so long as at the time of such sale or other transfer, and after giving effect thereto, each of the following conditions is met: (A) no Default or Event of Default Exists and (B) the aggregate assets to be so transferred or utilized in the division or line of business to be so discontinued, when combined with all other assets transferred pursuant to this clause (f)(3) and all other assets utilized in a division or line of business to be discontinued pursuant to this clause (f)(3), do not exceed $2,500,000 in book value in the aggregate.”.

SECTION 2.9. Amendment to Section 7.2.19. Section 7.2.19 of the Existing Credit Agreement is amended by replacing the period immediately after the last word of clause (c) of the first sentence of the section with the following:

“, provided, however, that this clause (c) shall not apply to the amendment of Wells Installment Note Issuer’s organizational documents by that certain First Amendment to the Limited Liability Company Agreement of MWV SPE, LLC (the “First Amendment to LLC Agreement”), dated as of December 18, 2008, by and among Wells Acquisition, Wells Manager, Special Member (as defined in the First Amendment to LLC Agreement), MW and Wachovia.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties. In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally represent and warrant that:

(a) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) no Default or Event of Default has occurred and is continuing; and

(c) the execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the formation documents of the Loan Parties, or (B) any material indenture, agreement, mortgage, deed of trust, or other instrument to which any Loan Party is a party or by which it is bound or any of its properties are subject; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; or (iii) violate any law, order, rule, or regulation applicable to any Loan Party of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any Loan Party or its properties.

SECTION 3.2. Further Agreement. The Borrowers hereby jointly and severally agree that (a) the incorrectness in any material respect of any representation and warranty contained in the preceding Section 3.1 shall constitute an immediate Event of Default, (b) each Loan Document to which each Loan Party is a party is in full force and effect with respect to it, and (c) no event that would reasonably be expected to have a Material Adverse Effect has occurred since the execution of Amendment No. 4 to Subordinated Credit Agreement.

ARTICLE IV

ACKNOWLEDGMENT OF OTHER LOAN PARTIES

By executing this Amendment, each of the Loan Parties hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Credit Agreement shall refer to the Amended Credit Agreement.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Amendment shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Article V have been satisfied.

SECTION 5.2. Execution of Amendment. The Administrative Agent shall have received original counterparts of this Amendment duly executed and delivered on behalf of the Borrowers, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.3. Legal Opinions. The Administrative Agent shall have received from counsel to the Loan Parties legal opinions regarding due organization, existence and good standing, due authorization, due execution and delivery, enforceability and usury for the Loan Parties and the Amended Credit Agreement substantially in the forms received by the Administrative Agent at the closing of the Subordinated Credit Agreement.

SECTION 5.4. Representations and Warranties. The representations, warranties and agreements made by the Borrowers pursuant to Article III hereof shall be true and correct as of the Effective Date.

SECTION 5.5. Expiration. If the Effective Date has not occurred on or prior to March 31, 2008, the agreements of the parties contained in this Amendment shall, unless otherwise agreed by all the Lenders, terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 6.2. Loan Document Pursuant to Amended Credit Agreement. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendments. The amendments set forth in Article II hereof shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrowers or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document. The Lender Parties hereby expressly, fully and completely reserve all of their rights and remedies under the Amended Credit Agreement and the other Loan Documents.

SECTION 6.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment.

SECTION 6.7. Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment and the other agreements and documents entered into in connection herewith.

SECTION 6.8. Release. Each of the Loan Parties hereby releases the Administrative Agent, the Lenders and their respective officers, directors, equity owners, agents and employees (collectively, the “Specified Parties”) of, from and against any and all claims, liability, losses, costs and expenses directly or indirectly relating to or arising out of the Loan Documents and the execution and delivery thereof or any act or omission of the Specified Parties thereunder or relating thereto which has occurred up through and including the time of the execution and delivery of this Amendment and which is known by, or should have been known by, any of the Loan Parties.

SECTION 6.9. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

SECTION 6.10. Reservation of Rights. Nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights or remedies of the Administrative Agent or the Lenders arising under the Loan Documents, and neither the Administrative Agent nor the Lenders shall be deemed to have waived, and hereby expressly reserve, any or all such rights or remedies with respect to any default or Event of Default or event or condition which, with notice or the lapse of time, or both, would become a default or Event of Default under the Loan Documents and which might otherwise exist or which might hereafter occur.

SECTION 6.11. Course of Dealing. The Administrative Agent and the Loan Parties hereby acknowledge and agree that at no time shall any prior or subsequent course of conduct by any Loan Party or the Administrative Agent directly or indirectly limit, impair or otherwise adversely affect any of the Administrative Agent’s or the Lenders’ rights, interests or remedies in connection with the Loan and the Loan Documents or obligate the Administrative Agent to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or any default or any Event of Default by any Loan Party under any Loan Document or any amendment to any term or condition of any Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS: TIMBERLANDS II, LLC, a Delaware limited liability company

By:	Wells Timberland Management Organization, LLC, a Georgia limited liability company, its Manager

By:	/s/ Brian Davis
Name:	Brian Davis
Title:	Vice President, Finance

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Timberland REIT, INC., a Maryland corporation, its General Partner

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Senior Vice President

OTHER LOAN PARTIES: WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By:	Forest Resource Consultants, Inc., a Georgia corporation, its Manager

By:	/s/ David Foil
Name:	David Foil
Title:	President

WELLS TIMBERLAND REIT, INC., a Maryland corporation

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Senior Vice President

WELLS TIMBERLAND TRS, INC., a Delaware corporation

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Senior Vice President

WELLS REAL ESTATE FUNDS, INC., a Georgia corporation

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Senior Vice President

WELLS ADVISORY SERVICES I, LLC, a Georgia limited liability company

By:	Wells Management Company, Inc., a Georgia corporation, its Managing Member

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Vice President

ADMINISTRATIVE AGENT: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Brian Rubins
Name:	Brian Rubins
Title:	Director

LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Rubins
Name:	Brian Rubins
Title:	Director